Compost America Holding Company, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                                 April 30, 1999
                                   (unaudited)

                                                                                                             Pro Forma
                                                                           Sale of            Other         Statement of
                                                             4/30/99         EPIC           Adjustments      Operations
                                                           -------------------------------------------------------------
Revenues                                                    22,249,982    (22,032,853)                           217,129
                                                           -------------------------------------------------------------
Costs and expenses
     Operating                                              15,830,073    (15,798,816)                            31,257
     Selling, general and administration                    10,455,584     (1,898,736)                         8,556,848
     Depreciation and amortization                           6,633,425     (4,246,996)                         2,386,429
     Compensation for stock options                            595,000       (595,000)                                 0
     Provision for impairment                               10,721,161                                        10,721,161
                                                           -------------------------------------------------------------
                                                            44,235,243    (22,539,548)                 -      21,695,695
                                                           -------------------------------------------------------------
Operating loss                                             (21,985,261)       506,695                  -     (21,478,566)
                                                           -------------------------------------------------------------
Other Income (expense)

     Interest expense                                      (14,162,511)     2,796,682          2,700,000      (8,665,829)
     Interest income                                         3,468,273        (44,877)        (3,423,396)              -
     Loss on investment                                       (819,129)                                         (819,129)
     Gain on sale of subsidiary                                      -     13,165,901                         13,165,901
     Other, net                                               (698,044)                                         (698,044)
                                                           -------------------------------------------------------------

Loss before income tax (provision) benefit                 (34,196,672)    16,424,401           (723,396)    (18,495,667)

Income tax benefit                                           7,906,420    (12,949,000)                        (5,042,580)
                                                           -------------------------------------------------------------
Net loss                                                   (26,290,252)     3,475,401           (723,396)    (23,538,247)

Preferred stock dividends                                   (1,519,761)                                       (1,519,761)

Accretion on preferred stock                                (3,040,954)                                       (3,040,954)
Net loss applicable to common stockholders                 (30,850,967)     3,475,401           (723,396)    (28,098,962)
                                                           ===========    ===========      =============    ============
Net loss per common share
     Basic and diluted                                           (0.75)                                            (0.68)
                                                           ===========    ===========      =============    ============

             Compost America Holding Company, Inc. and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                                 April 30, 1999
                                   (unaudited)

ASSETS                                                                   Sale of            Other          Pro Forma
                                                         4/30/99          EPIC           Adjustments     Balance Sheet
                                                         -------------------------------------------------------------
Current assets

     Cash and cash equivalents                             299,010      9,318,775                          9,617,785
     Restricted project fund trust account              91,370,763                      (91,370,763)               0
     Accounts receivable, net                            5,440,140     (5,424,770)                            15,370
     Prepaid expenses and other current assets             512,865       (507,305)                             5,560
                                                       ---------------------------------------------------------------
         Total current assets                                                           (91,370,763)
                                                       ---------------------------------------------------------------
Property, plant and equipment, net                      22,523,429    (10,221,582)                        12,301,847
                                                       ---------------------------------------------------------------

Other assets

     Customer contract rights, net                      26,567,001    (26,567,001)
     Other intangible assets, net                        1,322,546       (228,309)                         1,094,237
     Investment in joint venture                           872,886       1,850,000                         2,722,886
     Other assets                                          254,409                                           254,409
                                                       ---------------------------------------------------------------
         Total other assets                                           (24,945,310)                -
                                                       ---------------------------------------------------------------
                                                       149,163,049    (31,780,192)      (91,370,763)      26,012,094
                                                       =============================================================

     Liabilities and Stockholders' Deficiency

Current liabilities

     Short-term debt                                       522,816       (522,816)                                 -
     Bond payable                                       91,370,763                      (91,370,763)               -
     Long-term debt, current portion                    18,814,808    (13,302,451)                         5,512,357
     Due to related parties                              8,403,637     (4,485,492)                         3,918,145
     Accounts payable                                    5,052,282     (1,408,042)                         3,644,240
     Accrued expenses                                    5,084,156     (4,983,230)                           100,926
                                                       ---------------------------------------------------------------
         Total current liabilities                                    (24,702,031)      (91,370,763)
                                                       ---------------------------------------------------------------
Long-term debt                                           7,087,062     (7,087,062)                                 -
                                                       ---------------------------------------------------------------
Redeemable Preferred and Common Stock                   14,817,949                                        14,817,949
                                                       ---------------------------------------------------------------
Stockholders' (deficiency)                              (1,990,424)         8,901                         (1,981,523)
                                                       ---------------------------------------------------------------
                                                       149,163,049    (31,780,192)      (91,370,763)      26,012,094
                                                       =============================================================

Footnotes to Pro-Forma Financial Statements

(a) The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale of Compost America Holding Company, Inc.'s (the "Company") wholly owned subsidiary Environmental Protection & Improvement Company, Inc. ("EPIC") as of April 30, 1999. Following is a detail of the proceeds surrounding the sale as well as a use of proceeds:

         Proceeds from sale of EPIC                                $31,300,000
         Note payable                                                1,500,000
                                                                   -----------
                                                                    32,800,000

         Use of Proceeds:

         Purchase of Equity Investment                               1,850,000
         Advancing existing projects                                   500,000
         Repayment of debt                                          16,900,000
         Repayment of payables                                       3,932,215
                                                                   -----------
         Net cash received                                         $ 9,617,785
                                                                   ===========

         Net cash received would be used as follows:

         Severance pay                                             $ 1,600,000
         Settlement of disputes                                      4,717,785
         Working capital                                             3,300,000
                                                                   -----------
                                                                   $ 9,617,785
                                                                   ===========

         Pro forma adjustments includes the disposition of the assets and liabilities of EPIC, proceeds from the sale, gain on the sale and immediate use of sale proceeds.

(b) The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 1999 consist of the following adjustments:

         Elimination of the revenues and expenses of EPIC for the year ended April 30, 1999. Recording of the gain on the sale of EPIC calculated as follows:

         Proceeds                                                  $31,300,000
         Net book value of EPIC at April 30, 1999                   18,134,099
                                                                   -----------
                                                                   $13,165,901
                                                                   ===========

         Deferred tax effect of arising from the sale of EPIC calculated as follows:

         Elimination of deferred tax liabilities of EPIC:           13,157,000
                                                                   ===========

         Recording of valuation allowance on books                 $13,157,000
                                                                   ===========
         of the Company

         Elimination of $1,859,000 of interest expense due to assumption that $16,900,000 of debt would be repayed with the proceeds from the sale.

         Elimination in other adjustment column of interest income and expense from restricted project fund trust account and bond payable.